                          FOURTH SUPPLEMENTAL INDENTURE

          This Fourth Supplemental Indenture (the "Supplement") is made and entered into as of October 18, 1994, between Lamonts Apparel, Inc., a Delaware corporation (the "Company"), and First Trust National Association, as Trustee (the "Trustee").

          WHEREAS, the Company and the Trustee are parties to the Indenture made and entered into as of October 30, 1992, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture thereto (together, the "Indenture"), with respect to the 10.25% Senior Secured Notes of the Company (the "Notes");

          WHEREAS, the Company desires, and the holders of the Notes (the "Holders") have unanimously consented, to amend certain provisions of the Indenture and the Notes as set forth in this Supplement;

          WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, when authorized by a Board Resolution, and the Trustee together, with the written consent of all of the Holders, are authorized to amend the Indenture and the Notes as set forth in this Supplement;

          WHEREAS, all conditions and requirements necessary to make this Supplement a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

          WHEREAS, in accordance with Section 9.02 of the Indenture, the Company and the Trustee desire and have agreed to execute and deliver this Supplement in order to amend the Indenture and the Notes as herein provided.

          NOW, THEREFORE, in accordance with Section 9.02 of the Indenture, the Company and the Trustee hereby agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

          1. Section 1.01 of the Indenture is hereby amended by deleting the definitions of "Collateral" and "Collateral Agent" therefrom in their entirety.

          2.   Section 6.01 of the Indenture is hereby amended by deleting
Section 6.01(8) therefrom in its entirety.

          3. Section 9.02 of the Indenture is hereby amended by deleting the first two sentences therefrom and by substituting therefor the following:

          "Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities may amend or supplement this Indenture or the Securities without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Security Holder."

          4. Article Eleven of the Indenture is hereby amended in its entirety by substituting therefor the following:


                                 "ARTICLE ELEVEN

          SECTION 11.01.  SUBORDINATION.

          All principal of, premium, if any, and interest on, the Notes (collectively, "Junior Claims") shall be and hereby are expressly made subor-dinate and junior in right of payment to all Senior Claims (as defined in Sec-tion 11.02) to the extent and in the manner provided in these subordination provisions, and each holder of any such Junior Claim (or of any instrument evi-dencing the same) by acceptance thereof agrees to be bound by these subordina-tion provisions. These subordination provisions shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, any such Senior Claims, and such provisions are made for the benefit of the holders of such Senior Claims.

          SECTION 11.02. CERTAIN DEFINITIONS. As used in this Article Eleven, the following terms shall have the following respective meanings:

          "JUNIOR SECURITIES" means Capital Stock or any other securities, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to Junior Claims, to the payment of all Senior Claims at the time thereof.


          "PROCEEDING" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceed-ing relating to the Company, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy pro-ceedings, or (c) assignment for the benefit of creditors of the Company.

          "SENIOR CLAIMS" means (i) all Indebtedness of the Company unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such Indebtedness is junior and subordinate to other Indebtedness or obligations of the Company; and (ii) all accounts payable and other obligations to trade creditors representing the balance deferred and unpaid of the purchase price of property or services.

          SECTION 11.03. SUBORDINATION IN THE EVENT OF INSOLVENCY, ETC. In the event of any Proceeding:

               (a) All Senior Claims shall first be paid in full, or such payment shall be duly provided for, before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Junior Claim on account of such Junior Claim (excluding payments made with Junior Securities).

               (b) Any payment or distribution of any kind or character, whether in cash, securities or other property (other than Junior Securities), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of any Junior Claim shall be paid or delivered directly to the holders of Senior Claims (or their representatives) for application in payment of the Senior Claims in accordance with the priorities then existing among such holders until all Senior Claims shall have been duly paid in full, or such payment shall have been duly provided for.

          SECTION 11.04.  SUBORDINATION IN THE EVENT OF CERTAIN DEFAULTS.

          If the Company shall default in the payment of any Senior Claim when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, and the holder or holders of such Senior Claim have given written notice of such default to the Company and the Trustee, then, unless and until such default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of any Junior Claim, or as a sinking fund for any Junior Claims, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Claims (excluding payments made with Junior Securities).

          SECTION 11.05.  TURNOVER OF IMPROPER PAYMENTS.
          If any payment or distribution, whether in cash, securities or other property (other than Junior Securities) shall be received by the Trustee or any holder of any Junior Claim in contravention of any of the terms hereof and before all the Senior Claims shall have been paid in full or such payment shall have been duly provided for, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Claims (or their representatives) at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Claims remaining unpaid, to the extent necessary to pay all such Senior Claims in full.

          SECTION 11.06.  REINSTATEMENT.

          The obligations of the holders of Junior Claims under these subordination provisions shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claim upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payment had not been made.

          SECTION 11.07.  COMPANY'S OBLIGATIONS ABSOLUTE.

          Nothing contained herein shall impair, as between the Company and the holder of any Junior Claim, the obligation of the Company to pay to the holder thereof all amounts payable in respect of such Junior Claim as and when the same shall become due and payable in accordance with the terms thereof, or prevent the holder of any Junior Claim from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or event of default under any Note or the Indenture, all subject to the rights of the holders of the Senior Claims as set forth in these subordination provisions.

          SECTION 11.08.  SUBROGATION.

          No holder of any Junior Claim shall have any subrogation or other rights as the holder of a Senior Claim, and each holder of any Junior Claim hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Claim, until such time as all the Senior Claims shall be paid in full or such payment shall have been duly provided for. From and after the time at which all Senior Claims have been paid in full or such payment shall have been duly pro-vided for, the holders of the Junior Claims shall be subrogated to all rights of any holders of Senior Claims to receive any further payments or distributions applicable to the Senior Claims until the Junior Claims shall have been paid in full or such payment shall have been duly provided for, and for the purposes of such subrogation, no payment or distribution received by the holders of Senior Claims of cash, securities or other property to which the holders of the Junior Claims would have been entitled except for these subordination provisions shall, as between the Company and its creditors other than the holders of Senior Claims, on the one hand, and the holders of the Junior Claims, on the other, be deemed to be a payment or distribution by the Company to or on account of the Senior Claims.

          SECTION 11.09. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Claims (or their representatives) and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2 shall be entitled in all respects conclusively to assume that no such fact exists.

          SECTION 11.10.  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of holders of Junior Claims and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article XI.

          SECTION 11.11. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

          Each holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the holders pursuant to the Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company, the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then each holder of the Senior Claims (or their representatives) is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf
of the holders of said Notes.    Nothing herein contained shall be deemed to
authorize the Trustee or the holders of Senior Notes (or their representatives) to authorize or consent to or accept or adopt on behalf of any holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee or the holders of Senior Claims (or their representatives) to vote in respect of the claim of any holder of Notes in any such proceeding.

          SECTION 11.12.  RIGHT OF TRUSTEE TO HOLD SENIOR DEBT.

          The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Senior Claims at any time held by it to the same extent as any other holder of Senior Claims, and nothing in the Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          SECTION 11.13.  ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the holder of Notes from exercising any right hereunder other than the right to receive payment on the Securities.

          SECTION 11.14.  NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR
CLAIMS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Claims, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the holders of Notes or the Company or any other person, cash, property or securities to which any holders of Senior Claims shall be entitled by virtue of this Article XI or otherwise. Nothing in this
Section 11.14 shall affect the obligation of any other such person to hold such payment for the benefit of, any to pay such payment over to, the holders of Senior Claims (or their representatives)."

          5. The form of Security Agreement attached as Exhibit A to the Indenture is hereby deleted in its entirety.

          6. The title of the Note appearing immediately following the legend on the front of the form of Note attached as Exhibit B to the Indenture is hereby amended and restated in its entirety by substituting therefor the following:

                             "LAMONTS APPAREL, INC.

                            10.25% Subordinated Notes
                                    due 1999"

          7. The title of the Note appearing immediately prior to numbered paragraph 1 of the form of Note attached as Exhibit B to the Indenture is hereby amended and restated in its entirety by substituting therefore the following:

                             "LAMONTS APPAREL, INC.

                            10.25% Subordinated Notes
                                    due 1999"

          8. Numbered paragraph 4 of the form of Note attached as Exhibit B to the Indenture is hereby amended and restated in its entirety by substituting therefore the following:

"4.  THE INDENTURE.

          The Company issued the Securities under an Indenture, dated as of October 30, 1992, as amended (the "Indenture"), among the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are unsecured obligations of the Company limited in aggregate principal amount to $62,000,000 plus any additional Securities issued in payment of interest on the Securities.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Lamonts Apparel, Inc., 3650 131st Avenue, S.E., Bellevue, Washington 98006, Attn: Chief Financial Officer."

          9. Numbered paragraph 20 of the form of Note attached as Exhibit B to the Indenture is hereby amended in its entirety by substituting therefor the following:

"20. SUBORDINATION.

          Payment of principal, premium, if any, and interest on the Securities is subordinated, in the manner and to the extent set forth in the Inden-ture, to the prior payment in full of all Senior Claims."

          The Company and the Trustee hereby agree that from and after the date on which this Supplement becomes effective, the Indenture will be deemed to be amended as provided herein, and that, except as so amended, the Indenture will continue in full force and effect, the Company and the Trustee hereby ratifying and confirming all of the provisions thereof. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument."
                       SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first written above.


                                   LAMONTS APPAREL, INC.



                              By:_________________________
                                 Name:
                                 Title:


[Seal]

Attest:_________________


                              FIRST TRUST NATIONAL
                              ASSOCIATION, as Trustee



                              By:_________________________
                                 Name:
                                 Title:


Attest:_________________